PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

                         CURRENT OFFICERS as of 06/28/01

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Robert Gunia                             President
C. Edward Chaplin                        Executive Vice President/Treasurer
Jean Hamilton                            Executive Vice President
John Strangfeld                          Executive Vice President
Ajay Sawhney                             Executive Vice President
William Healey                           Senior Vice President/Secretary/Chief Legal Officer
Margaret Deverell                        Senior Vice President/Chief Financial Officer/Comptroller
Francis Odubekun                         Senior Vice President/Chief Operations Officer
Stuart Abrams                            Senior Vice President/Chief Compliance Officer
Scott Wallner                            Vice President/Deputy Chief Legal Officer
Michael McQuade                          Vice President
Anne Bossi                               Vice President
John Drahzal                             Vice President
Judy Rice                                Vice President
Kevin Osborn                             Vice President
Robert Falzon                            Vice President
Charles Morgan                           Vice President
Paul Phillips                            Vice President
Dan DeGood                               Vice President
Esme Holligan                            Vice President
Theodore Grozio                          Vice President
Carl McGuire                             Vice President
Christine McHugh                         Vice President
Robert Moos                              Vice President
Janice Pavlou                            Vice President
Bernard Russo                            Vice President
James Shea                               Vice President
Scott Sleyster                           Vice President
Deborah Wiedenhammer                     Vice President
Michael Williamson                       Vice President
Kenneth Swankie                          Vice President
Richard Hoffmann                         Vice President
Ann Wellbrock                            Assistant Secretary



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